Exhibit 23.2

[Letterhead of Gerson, Preston, Robinson & Company, P.A.]



May 3, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:         Bevsystems International, Inc.  - Form S-8

Dear Sir/Madam:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 8, 2002 in the Company's Form 10-KSB for the year ended March 30, 2002, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/ Gerson, Preston, Robinson & Company, P.A.

Gerson, Preston, Robinson & Company, P.A.